                            ASSET PURCHASE AGREEMENT

                                  by and among


                            THE TODD-AO CORPORATION,
                             a Delaware corporation
                                 ("Purchaser"),

                              EDIT ACQUISITION LLC,
                       a Georgia limited liability company
                                   ("Seller"),

             EDIT GROUP, L.P., PATRICK H. FURLONG, MARGIE F. FURLONG
                  AND JAMES FURLONG V (COLLECTIVELY "MEMBERS"),

                                       and

            MARGIE F. FURLONG, PATRICK H. FURLONG, K. ROBERT DRAUGHON
              AND ROBERT M. MARTIN (COLLECTIVELY THE "GUARANTORS")

                             Dated: August 13, 1996

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT is made and entered into this 13th day of August, 1996, by, between and among The Todd-AO Corporation, a Delaware corporation (hereinafter sometimes referred to as "Purchaser"), Edit Acquisition LLC, a Georgia limited liability company ("Seller"), the members constituting all of the ownership interest of Seller listed on the signature page of this Agreement (individually a "Member" and, collectively, the "Members") and Margie
F. Furlong and Patrick H. Furlong, as Members, and Robert M. Martin and K. Robert Draughon, as control persons of Edit Group, L.P., a Member (collectively, the "Guarantors")


                                    RECITALS

     A. The Members own all of the ownership interest of Seller and hereby consent to the matters set forth herein.

     B. Seller, is engaged throughout the southeastern United States in "Seller's Business" (as defined in Recital D hereof).

     C. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, certain of Seller's assets relating to Seller's Business subject to certain of Seller's liabilities, all on the terms and subject to the conditions contained in this Agreement.

     D. Seller's Business shall mean the business of providing a full range of videotape editorial post production services to broadcasters, advertising agencies and businesses (collectively "Persons") on an hourly fee basis.

     E. The Guarantors wish to join Seller in certain of its obligations hereunder because of their knowledge of and participation in Seller's Business and the benefit they will receive as a result of this transaction.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF ASSETS

     1.1 AGREEMENT TO PURCHASE AND SELL. Upon the execution of this Agreement by the parties hereto and on the terms and subject to the conditions contained in this Agreement, Purchaser hereby purchases from Seller, and Seller hereby sells to Purchaser, the assets, properties and rights of Seller, of whatever kind or nature and wherever situated and located, used or associated with Seller's Business (hereinafter collectively referred to in this Agreement as the "Purchased Assets"), as referenced in Section 1.2 hereof. All of the Purchased are sold to Purchaser free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, except only for the liabilities to be specifically assumed by Purchaser pursuant to Section 2.1 hereof.

     1.2 ENUMERATION OF PURCHASED ASSETS. Purchased Assets include, without limitation, the following items:

          (a) CASH AND CASH EQUIVALENTS. All of Seller's cash and cash equivalents other than sums used for receipt of the cash portion of the Purchase Price hereunder (the "Cash") set forth on SCHEDULE 1.2 (a) hereto and which will be adjusted to reflect normal and customary operation of Seller's Business through the Closing Date.

          (b) ACCOUNTS RECEIVABLE. Seller's accounts receivable and notes and other receivables in respect of Seller's Business (the "Accounts Receivable") set forth on SCHEDULE 1.2(b) hereto, which currently sets forth the amount of each receivable (note or otherwise) and the name of each note or receivable as of June 30, 1996, and which will be adjusted on the Closing Date (as hereinafter defined) to reflect the amount of each receivable (note or otherwise) and the name of each note or receivable as of the Closing Date.

          (c) FURNITURE, FIXTURES AND EQUIPMENT. All furniture, fixtures, equipment, machinery, parts and tools used in connection with Seller's Business (the "Equipment"), including, but not limited to, the Equipment set forth on
SCHEDULE 1.2(c) hereto.

          (d) INVENTORY. All inventory (including, without limitation, raw materials, work-in-process, finished goods, and supplies, including all supplies which have been expended by Seller in respect of Seller's Business) (the "Inventory"), including, but not limited to, the Inventory set forth on SCHEDULE 1.2(d) hereto which has been separated into the following categories: raw materials, work-in-process, finished goods and supplies.

          (e) DEPOSITS. All deposits and prepaid invoices with respect to video tape editorial post production services which involve Seller's Business and which services are to be rendered by Purchaser from and after the Closing (as hereinafter defined)(the "Deposits"), and including, but not limited to, the Deposits set forth on SCHEDULE 1.2(e) hereto.

          (f) CLAIMS AND RIGHTS TO PURCHASED ASSETS. All claims and rights (and benefits arising therefrom) related to the Purchased Assets against all persons and entities, including, without limitation, all rights against suppliers under warranties covering any of the Equipment and Inventory.

          (g) BUSINESS CONTRACTS. All sales orders and sales contracts, quotations and bids with respect to Seller's Business not fully performed and shipped by Seller (i.e. work in process) as of the Closing (the "Business Contracts"), and including, but not limited to, the Business Contracts set forth on SCHEDULE 1.2(g) hereto which sets forth an itemized list of the Business Contracts which Seller reasonably believes will be in effect on the Closing Date. Attached to SCHEDULE 1.2(g) are copies of those Business Contracts.

          (h) INTELLECTUAL PROPERTY. All intellectual property rights, if any, which are owned by or licensed to Seller, with respect to and used by Seller in Seller's Business, and including, without limitation, all patents and applications therefor, knowhow, unpatented inventions, trade secrets, secret formulas, business and marketing plans, ideas for products or production developed by employees or shareholders of Seller with respect to and used by Seller in Seller's Business (the "Intellectual Property"), including, but not limited to, the Intellectual Property set forth on SCHEDULE 1.2 (h) hereto. Attached to SCHEDULE 1.2(h) are copies of all such business and marketing plans, license agreements, and all patents, and all applications therefor with respect to and used by Seller in Seller's Business.

          (i) PRODUCTION CONTRACTS. All service agreements, production agreements and technical service agreements with respect to Seller's Business (the "Production Contracts"), including, but not limited to, the Production Contracts set forth on SCHEDULE 1.2 (i) hereto. Attached to SCHEDULE 1.2 (i) are copies of all the Production Contracts listed on SCHEDULE 1.2 (i).

          (j) CUSTOMER LISTS. All customer lists, customer records and information with respect to and used by Seller in Seller's Business. SCHEDULE 1.2(j) hereto sets forth a list of all previous and existing customers of Seller whose volume of business with Seller has exceeded $10,000 since March 1, 1994 with respect to Seller's Business.

          (k) BOOKS AND RECORDS. All books and records with respect to Seller's Business including, without limitation, blueprints, drawings and other technical papers (which are owned or used by Seller and are not otherwise prohibited from transfer by contract between Seller and the owners thereof), and accounts receivable, inventory, maintenance, and asset history records.

          (l) COMPUTER SOFTWARE AND HARDWARE. All computer software ("Software") and all hardware owned, leased, used or licensed by or to Seller relating to Seller's Business and which hardware set forth on SCHEDULE 1.2 (l) hereto is located within the Leasehold.

          (m) LEASED REAL ESTATE. All right, title and interest in and to the leasehold for the office and improvements therein, located at 3399 Peachtree Road, N.E., Suite 200, Atlanta, Georgia 30326, as legally described in SCHEDULE 1.2(m) hereto (collectively the "Leasehold").

          (n) ACCOUNTS RECEIVABLE FROM EMPLOYEES. All of Seller's accounts receivable from the employees of Seller identified on SCHEDULE 1.2 (n) hereto (the "Employee Accounts Receivable"). SCHEDULE 1.2 (n) hereto sets forth the amount and repayment terms of each employee receivable (note or otherwise) as of June 30, 1996, and as to each employee receivable the employee's name and current mailing address.

          (o) LEASED PERSONALTY. The leasehold interests created by all leases of personal property used in respect of Seller's Business, under which Seller is a lessee, including those leases which are capitalized leases and any maintenance contracts in connection therewith (all such personal property which Seller is leasing as lessee shall herein be refereed to as "Leased Personalty"), including, but not limited to, the Leased Personalty set forth on SCHEDULE 1.2
(o) hereto. Attached to SCHEDULE 1.2(o) are copies of all the lease agreements listed on SCHEDULE 1.2(o).

          (p) TRADEMARKS. All trademarks, service marks and trade names, whether or not registered or registerable, including without limitation the name and mark "EditWorks".

          (q) EMPLOYMENT CONTRACTS. All right, title and interest under those certain employment contracts between Seller and certain of its key employees (the "Employment Contracts") as set forth on SCHEDULE 1.2(q) hereto which sets forth a true and accurate copy of each such Employment Contract.

          (r) OTHER. All other property of Seller, tangible and intangible, real, personal and mixed wherever located and whether or not owned or hereafter acquired by Seller prior to Closing or utilized in whole or in part by Seller in the conduct of its business.

                                   ARTICLE II

                            ASSUMPTION OF LIABILITIES

     2.1 ASSUMED LIABILITIES. Upon the execution of this Agreement by the parties hereto, Purchaser assumes and agrees to discharge and perform, as appropriate, when due only the following liabilities and obligations of Seller ("Assumed Liabilities"):

          (a) LIABILITIES AS OF JUNE 30, 1996. Only those liabilities incurred by Seller in the ordinary course of business and (i) which appear on the June 30, 1996 Balance Sheet of Seller attached hereto as SCHEDULE 2.1 (a)(i) to this Agreement and which will be adjusted to reflect normal and customary operation of Seller's Business through the Closing Date, and (ii) the accrued vacation liability for the employees of Seller set forth on SCHEDULE 2. 1 (a)(ii) attached hereto. Assumed Liabilities do not include contingent liabilities or unknown liabilities regardless of their appearance on the June 30, 1996 Balance Sheet of Seller. Seller shall pay such liabilities in accordance with their respective terms.

          (b) LIABILITIES FOR LEASEHOLD. Liabilities and obligations arising from and after the Closing Date under the Leasehold incurred by Purchaser only in the ordinary course of business and not in violation of this Agreement.

          (c) LIABILITIES FOR EMPLOYMENT CONTRACTS. Liabilities and obligations arising from and after the Closing Date under the Employment Contracts.

          (d) POST-CLOSING OBLIGATIONS. All post-Closing obligations of Seller pursuant to the Business Contracts, the Production Contracts, the Leased Personalty and the Employment Contracts.

     2.2 EXCLUDED LIABILITIES. Consistent with Section 2.1 hereof, except only with respect to the liabilities of Seller expressly assumed by Purchaser in
Section 2.1 hereof, the Purchaser shall not pay, perform or discharge any other claims, obligations or liabilities of Seller, including but not limited to:

          (a) CLAIMS. Any claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed by or on behalf of Seller on or prior to the Closing, including without limitation any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damages, lost revenue or income.

          (b) TAXES. Any federal, state or local income or other tax (i) payable with respect to the Assets for any period prior to the Closing Date, or
(ii) incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transactions contemplated hereby.

          (c) EMPLOYEES. Other than the post-closing obligations under the Employment Contracts, any liability or obligation arising prior to or as a result of the Closing to any employees, agents or independent contractors of Seller, whether or not employed by Purchaser after the Closing, or under any benefit arrangement with respect thereto.

     2.3 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by Purchaser of the Assumed Liabilities, and the transfer thereof by Seller, shall in no way expand the rights and remedies of any third party against Purchaser or Seller as compared to the rights and remedies which such third party would have had against Seller had Purchaser not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Purchaser of such liabilities shall not create any third party beneficiary rights.

                                   ARTICLE III

                      PURCHASE PRICE AND MANNER OF PAYMENT

     3.1 PURCHASE PRICE. The purchase price of the Purchased Assets (including the Covenant Not to Compete of Seller, Guarantors of Seller and the limited partners of Edit Group, L.P., as referenced in Section 6.2(g) hereof) shall be Four Million One Hundred Fifty Thousand Dollars ($4,150,000) (the "Purchase Price"), plus the assumption of the Assumed Liabilities and subject to increase as set forth in Section 3.5 of this Agreement;

     3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

          (a) CASH PORTION OF PURCHASE PRICE. The sum of Three Million One Hundred Eighty Thousand Four Hundred Eighty-Six and 50/100 Dollars ($3,180,486.50) is hereby paid to Seller on the Closing Date by certified check or wire transfer of immediately available funds; and

          (b) STOCK PORTION OF PURCHASE PRICE. At the Closing (as defined herein), Purchaser will deliver to Seller separate stock certificates registered in the name of the respective Members representing the respective members' pro rata share, based on their respective ownership of Seller, of Sixty-Six Thousand Eight Hundred Sixty-Three (66,863) shares of the common stock of Purchaser ("Purchaser Common Stock") having a deemed value of Fourteen and 50/100 Dollars ($14.50) per share and an aggregate deemed value of Nine Hundred Sixty-Nine Thousand Five Hundred Thirteen and 50/100 Dollars ($969,513.50). The shares representing Purchaser Common Stock have not been registered under the Securities Act of 1933 (the "1933 Act") and are subject to the provisions of
Article XI of this Agreement.

     3.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as set forth in SCHEDULE 3.3 hereto prepared in the alternative to reflect the possible increase set forth in Section 3.5 of this Agreement. The parties agree to report this transaction for federal tax purposes in accordance with this allocation of the Purchase Price.

     3.4 FILING AND RECORDING FEES. Except as otherwise specifically set forth in this Agreement or any of the other agreements executed in connection with this Agreement, Purchaser shall bear all assignment, filing, and recording fees from or related to the purchase of the Purchased Assets.

     3.5 INCREASE TO PURCHASE PRICE. In the event Seller's preferred vendor status with Turner Broadcasting System and its affiliates (collectively "Turner"). is renewed by Turner on or before September 30, 1996, for a period extending until December 31, 1997, upon substantially the same terms and conditions as are in effect as of June 30, 1996, then the Purchase Price shall be increased by the sum of Five Hundred Thousand Dollars ($500,000). Such increase shall be paid to Seller by Purchaser by certified check or wire transfer of immediately available funds within five (5) days after Purchaser's receipt of written evidence of the renewal by Turner set forth above.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 GENERAL STATEMENT. The parties make the representations and warranties to each other which are set forth in this Article IV. All such representations and warranties and all representations and warranties which are set forth elsewhere in this Agreement and in any financial statement, exhibit or document delivered by or on behalf of a party hereto or their representative to the other party pursuant to this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any knowledge or belief, investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and warranties of the parties are initially made as of the date hereof and are to be true and correct as of the Closing Date, thus, any modifications thereof prior to the Closing Date shall be the subject of notice designated as a "Supplemental Disclosure," communicated as hereinafter set forth in Section 12.5 hereof and delivered on or before the Closing. All representations and warranties shall survive the Closing of the transaction contemplated hereby for a period of four
(4) years, except for the representations and warranties set forth in Section 4.3(n) which shall survive for a period of six (6) years, provided, however, any representation or warranty which shall be the basis of any claim of fraud or material misrepresentation shall survive for the period of the applicable statute of limitations under the laws of the State of Georgia.

     4.2 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller, as of the date hereof as follows: the truth, accuracy and completeness of the following, subject only to the exceptions specifically set forth in the schedules called for by this Agreement (the "Purchaser Disclosure Schedules"):

          (a) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements referenced herein to which Purchaser is a party (the "Other Purchaser Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Purchaser Agreements by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Purchaser's board of directors, and no other corporate proceedings on the part of Purchaser are required to authorize the execution and delivery of this Agreement, the Other Purchaser Agreements or the consummation of the transactions contemplated hereby or thereby. All of the shares of Purchaser Common Stock to be issued hereunder will be duly and validly issued and outstanding and fully paid and nonassessable in accordance with applicable law. None of the shares of Purchaser Common Stock will be issued in violation of any preemptive rights.

          (c) ENFORCEABLE. This Agreement and the Other Purchaser Agreements have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

          (d) CONFLICTS. Neither the execution and delivery of this Agreement and the Other Purchaser Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or the Bylaws of Purchaser,
(ii) any agreement to which Purchaser is a party or by which Purchaser is bound; or (iii) any law, order, rule, regulation, or decree that is applicable to Purchaser.

          (e) CONSENTS AND APPROVALS. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Purchaser of this Agreement, or the consummation by Purchaser of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of Purchaser.

          (f) BROKERS. Purchaser has not employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby.

          (g) INFORMATION FURNISHED. Purchaser has furnished to the Members certain information regarding Purchaser contained in reports or proxy statements filed by Purchaser with the United States Securities and Exchange Commission (the "Commission"); none of such information, or any information provided under
Section 4.4(c) herein, contained, as of its date, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) SECURITIES LAWS MATTERS. Purchaser is issuing the Purchaser Common Stock hereunder in reliance upon Section 4(2) of the 1933 Act and Rule 505 promulgated thereunder and has complied with the provisions thereof and will file a Notice on Form D as required by the rules and regulations of the Commission under the 1933 Act (the "Rules ").

     4.3 REPRESENTATIONS AND WARRANTIES OF SELLER AND GUARANTORS. To induce Purchaser to enter into this Agreement and to perform Purchaser's obligations hereunder, and with full knowledge that Purchaser will rely thereon, Seller and Guarantors, jointly and severally, represent and warrant the truth, accuracy, and completeness of the following, subject only to the exceptions specifically set forth in the schedules called for by this Agreement (the "Seller Disclosure Schedules"):

          (a) SUBSIDIARIES AND AFFILIATES. Except as described in SCHEDULE 4.3(a) hereto, Seller does not have any subsidiaries or any other equity investment in any entity directly or indirectly engaged in Seller's Business. Except as described in SCHEDULE 4.3(a) hereto, none of the Members has any interest (equity or otherwise) in any "Member Affiliates" (as hereinafter defined) directly or indirectly engaged in Seller's Business. For purposes of this Agreement, the term "Member Affiliates" shall mean any entities in which any of the Members are officers or directors, or directly or indirectly own or control five percent (5%) or more of the entity.

          (b) ORGANIZATION. Seller is a limited liability company duly organized, validly existing and in good standing under the law of the State of Georgia.

          (c) QUALIFICATION. Seller has qualified as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business or the nature or location of the Purchased Assets or the conduct of Seller's Business requires such qualification (all of such jurisdictions are referred to herein collectively as the "Foreign Jurisdictions"). SCHEDULE 4.3(c) hereto contains a list of the Foreign Jurisdictions and a list of all addresses at which Seller conducts Seller's Business or owns or holds the Purchased Assets.

          (d) OWNERSHIP. The Members identified below individually own the membership interests of Seller as indicated below. All of the membership interests of Seller owned by the Members, is owned free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature.

     ----------------------------------------------------------------------
                                                  Percentage of Member's
               Member                                    Interest
               ------                                    --------
     ----------------------------------------------------------------------
     Edit Group, L.P.                                       51
     ----------------------------------------------------------------------
     James Furlong V                                         7
     ----------------------------------------------------------------------
     Margie F. Furlong                                      25
     ----------------------------------------------------------------------
     Patrick H. Furlong                                     17
     ----------------------------------------------------------------------

          (e) POWER AND AUTHORITY. Seller, Guarantors and Members each have full corporate power and authority to execute and deliver this Agreement and the agreements referenced herein and to which Seller, Guarantors and Members are a party (the "Other Seller

Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Seller Agreements by Seller, Guarantors and the Members, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Seller's Managers, Guarantors and the Members, and no other proceedings on the part of Seller, Guarantors or any Member are required to authorize the execution and delivery of this Agreement, the Other Seller Agreements or the consummation of the transactions contemplated hereby and thereby.

          (f) ENFORCEABILITY . This Agreement and the Other Seller Agreements have been duly executed and delivered on behalf of Seller, Guarantors and the Members and constitute legal, valid and binding obligations of Seller, Guarantors and the Members, enforceable against each of them in accordance with their respective terms.

          (g) CONFLICTS; CONSENTS. Neither the execution and delivery of this Agreement and the Other Seller Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Organization or the Operating Agreement of Seller, (ii) any license, instrument, contract or agreement to which Seller, Guarantors or the Members are a party or by which either is bound; or (iii) any law, order, rule regulation, writ, injunction or decree that is applicable to either Seller, Guarantors or the Members. Neither the execution and delivery of this Agreement or the Other Seller Agreements by Seller, Guarantors or the Members, nor the consummation by Seller or the Members, of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any governmental entity or other person.

          (h) FINANCIAL STATEMENTS. Seller's Disclosure Statement contains (i) the audited balance sheets, statements of income and retained earnings, statements of cash flows and the notes thereto of Seller as of and for the fiscal years ended December 31, 1994 and December 31, 1995, together with the audit report thereon of Gifford, Hillegass & Ingwersen, P.C., independent accountants (the "Auditor") (the "Audited Financial Statements") and (ii) the unaudited balance sheet and statement of income of Seller as of and for the interim accounting period ended June 30, 1996 (the "Unaudited Financial Statements"). The latest balance sheet included in the Audited Financial Statements is referred to herein as the "Latest Balance Sheet"). Between the date hereof and the Closing, the Members will cause Seller to furnish to Purchaser as soon as available and in any event within thirty (30) days after the end of each interim accounting period, the balance sheet and statement of income for each of the interim accounting periods ended after December 31, 1995 and for the fiscal year to date. Except as disclosed in Seller's Disclosure Schedule, the aforesaid financial statements (i) are or will be, as the case may be, in accordance with the books and records of Seller and have been, or will be, as the case may be, prepared in conformity with generally accepted accounting principles consistently applied for all periods, ("GAAP") and (ii) fairly present and will fairly present, as the case may be, the financial position of Seller as of the respective dates thereof, and the results of operations (or income or loss), changes in Members' equity and changes in cash flow (or financial position) for the periods then ended, all in accordance with generally accepted accounting principles consistently applied for all periods, subject, in the case of interim period financial statements, to normal and recurring year-end adjustments and procedures, none of which are expected to have a material adverse effect. The Guarantors and Members acknowledge and agree that Purchaser has relied and continues to rely upon the accuracy and completeness of the Audited Financial Statements and the Unaudited Financial Statements in entering into this Agreement and consummating the transactions contemplated hereby.

          (i) BOOKS AND RECORDS. The books and records of Seller with respect to the Purchased Assets, the business, operations, properties and prospects of Seller's Business have been maintained in accordance with GAAP and in the usual, regular and ordinary manner, and all entries with respect thereto have been made and all transactions have been properly accounted for. All applicable corporate and other laws relating to the maintenance of such books and records have been complied with by Seller.

          (j) ACCOUNTS RECEIVABLE. The Accounts Receivable of Seller reflected on SCHEDULE 1.2(a) hereto, and all Accounts Receivable of Seller subsequent to the date of SCHEDULE 1.2(a) are bona fide accounts receivable representing the sales price of goods sold or services performed by Seller in the regular course of Seller's Business; are not subject to valid defenses, set-offs or counterclaims; and are collectible within one hundred twenty (I 20) days after billing at the full recorded amount thereof, less, in the case of accounts receivable appearing on the Audited Financial Statements and the Unaudited Financial Statements the recorded allowance for collection losses on the Audited Financial Statements and the Unaudited Financial Statements. The allowance for collection losses on the Audited Financial Statements and the Unaudited Financial Statements has been determined in accordance with GAAP.

          (k) INVENTORY. All inventory of Seller used in the conduct of Seller's Business, including without limitation raw materials, work-in-process and finished goods, reflected on Audited Financial Statements and the Unaudited Financial Statements or acquired thereafter was acquired and has been maintained in the ordinary course; is of good and merchantable quality; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course; is valued at reasonable amounts based on the ordinary course of business of Seller during the past six months; and is not subject to any write-down or write-off. Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

          (l) TITLE. Seller has good and marketable title to, and the corporate power to sell, the Purchased Assets, free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, except only for the liabilities specifically being assumed by Purchaser pursuant to Section 2.1 hereof. Except with respect to the aforementioned the Assumed Liabilities, and leased tangible personal property, no unreleased mortgage, trust deed, chattel mortgage, security agreement, financing statement or other instrument encumbering any of the Purchased Assets has been recorded, filed, executed or delivered.

          (m)  CONTRACTS.  SCHEDULE 1.2(g) hereto, SCHEDULE 1.2(i) hereto and
SCHEDULE 1.2(g) hereto, set forth all of the Business Contracts, Production Contracts and Employment Contracts, respectively, including in each case the name of the customer, supplier, employee or other party thereto, the amount involved, the subject matter, the term and other material information. Each Business Contract, Production Contract and Employment Contracts is valid and enforceable in accordance with its terms; Seller is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof-, Seller is not, and to Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenants or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of Seller, contains any contractual requirements with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. No written or oral agreement, contract or commitment described therein requires the consent of any party to its assignment in connection with the transaction contemplated hereby.

          (n) TAXES. Seller has properly completed and filed on a timely basis and in correct form all tax returns (federal, state, county, local and other income, excise, payroll, capital stock, intangible, sales and use, service, employment, property and, without limitation by specific enumeration of the foregoing, all other tax returns of every kind and nature) which have been required to have been filed by Seller. All taxes of the type herein referred to (whether or not requiring the filing of returns), including all deficiency assessments, additions to tax, penalties and interest of which notice has been received which shall be payable prior to the Closing Date, have been paid by Seller to the extent due.

          (o) NO MATERIAL CHANGES. Except for the letters solicited by Wolff Brothers Music Company copies of which have been delivered to Purchaser, in respect of Seller's Business, Seller has not suffered or been threatened with any material adverse change in its business or financial condition, including, without limiting the generality of the foregoing, the existence or threat of any labor dispute, or any material adverse change in, or loss of, any material relationship between Seller and any of its customers, suppliers or key employees.

          (p)  CERTAIN AGREEMENTS.  Except as either set forth on SCHEDULE 4.3
(p) hereto or on any of the other Schedules referenced in this Agreement, Seller is not a party to, or bound by, or the issuer or beneficiary of, any undischarged written or oral:

          (i) in respect of any employee set forth on SCHEDULE 4.(p) hereto, contract for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of Seller other than as may be set forth in the Employment Contracts;

               (ii) in respect of any employee set forth on SCHEDULE 4.3 (p) hereto collective bargaining agreement;

               (iii) in respect of any employee set forth on SCHEDULE 4.3(p) hereto, plan or contract or arrangement providing for bonuses, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering Seller's employees other than as may be set forth in the Employment Contracts;

               (iv) in respect of Seller's Business contract for the payment or receipt of license fees or royalties to or from any person, firm or corporation;

               (v) in respect of Seller's Business contract for the advertisement, display or promotion of any of Seller's products or services; or

               (vi) service contract affecting any of the Purchased Assets where the annual service charge is in excess of Five Thousand Dollars ($5,000) or has an unexpired term as of the Closing Date in excess of twelve (12) months.

          (q) RENEGOTIATION . In respect to any of the Purchased Assets, Seller is not subject to any legal obligations to renegotiate, nor does Seller have any knowledge of a claim for a legal right to renegotiate, any contract, agreement, lease, sublease or instrument regarding the Purchased Assets to which it is now or has been bound.

          (r) LICENSES AND PERMITS. SCHEDULE 4.3(R) hereto, contains a true and correct copy of every license, permit or governmental approval applied for, pending by, issued or given to Seller in respect to any of the Purchased Assets or Seller's Business. In respect to any of the Purchased Assets or Seller's Business, no agreements have been entered into by Seller with governmental authorities (federal, state, local or foreign), which are in effect or have been applied for or is pending, including, without limitation, any environmental permit issued by federal, state and local governmental authorities. In respect to any of the Purchased Assets or Seller's Business, except as set forth in
SCHEDULE 4.3(r), Seller possesses all licenses, permits and governmental approvals and authorizations which are required in order for Seller to operate its business as presently conducted.

          (s) ERISA. Except as disclosed in SCHEDULE 4.3(s) hereto, Seller does not maintain, administer or contribute to, nor at any time during since its formation maintained, administer or contributed to, any: (A) employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA (these employee pension benefit plans are hereinafter referred to as the "Pension Plans"); (B) employee welfare benefit plan (as defined in Section 3(l) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) (these employee welfare benefit plans are hereinafter referred to as the "Welfare Plans"); or (C) bonus, deferred compensation, stock purchase, stock option, severance plan, insurance or similar arrangement (these plans, insurance or similar arrangements are hereinafter referred to as the "Employee Benefit Plans"). As advised by counsel, Seller intends to terminate its existing 40 1
(k) plan after the Closing.

          (t)  EMPLOYEES AND CONSULTANTS.  In respect to Seller's Business,
SCHEDULE 4.3(t) hereto, contains a true and complete list of all of Seller's employees, and such list correctly reflects their salaries, wages, other compensation (other than benefits under employee benefit plans), dates of employment and job descriptions. In respect to Seller's Business, except as set forth in either SCHEDULE 4.3(t) or SCHEDULE 1.2(q) hereto, there are no oral or written agreements or other arrangements with respect to employees or consultants to which Seller is a party or by which Seller is bound, and the employment of each employee of Seller is terminable at will without cost to Seller. In respect to Seller's Business, except as set forth in SCHEDULE 4.3(t) hereto and any amounts accruing from Seller up to the date of Closing with respect to Seller's 401 (k) Employee Benefit Plan, Seller owes no past or present employee any sum other than for accrued wages or salaries for the current payroll period, reimbursable expenses, accrued vacation and holiday pay, sick leave rights and amounts payable under Employee Benefit Plans.

          (u) LITIGATION. Except as set forth in SCHEDULE 4.3(u) hereto, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending, or to the best of Seller's knowledge and belief after due inquiry, threatened, against Seller with respect to or affecting Seller's Business or financial condition, or the consummation of the transactions herein contemplated, or with respect to or affecting Seller's Employee Benefit Plans, or the use of the Purchased Assets (whether by Purchaser after the Closing Date or by Seller prior thereto).

          (v) UNASSERTED CLAIMS. To the best of Seller's knowledge and belief after due inquiry, there are no facts which, if known by a potential claimant or governmental authority, would give rise to a claim or proceeding which, if asserted or conducted would have a material adverse effect on Seller's Business or financial condition, or the consummation of the transactions herein contemplated, or the ownership, title or use of the Purchased Assets by Purchaser after the Closing.

          (w) ABSENCE OF PRODUCT AND SERVICE WARRANTIES. In respect to Seller's Business, except as set forth IN SCHEDULE 4.3(w) hereto, or included in the Business Contracts described IN SCHEDULE 1.2(g) hereto, Seller has not made any oral or written warranties with respect to the quality or absence of defects of Seller's products or services which Seller has sold or performed which are in force as of the date hereof. In respect to Seller's Business, there are no material claims pending or, to the best knowledge and belief after due inquiry, anticipated or threatened against Seller with respect to the quality of or absence of defects in such products or services. In respect to Seller's Business, Seller has not been required to pay direct, incidental, or consequential damages to any person in connection with any of such products or services at any time during the six (6) year period preceding the date hereof.

          (x) ABSENCE OF JUDICIAL ORDERS. Seller is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the Purchased Assets, personnel activities, or Seller's Business.

          (y) COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 4.3(y), to the best of Seller's knowledge and belief after due inquiry, Seller is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license or permit from, any governmental authority to which the properties, assets, personnel or business activities are subject, including, without limitation, laws and regulations and the common law relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination or the environment including, without limitation, laws, regulations and the common law relating to: toxic or hazardous substances or solid or hazardous waste treatment, storage, disposal, generation and transportation; air, water and noise pollution; ground water contamination, the handling, transportation, storage, release or threatened release into the environment of hazardous materials or hazardous substances; storage tanks, vessels and related equipment; the protection of wildlife, marine sanctuaries or wetlands; reporting or notification for hazardous and extremely hazardous substances; the protection of natural resources and the health and safety of employees and other persons (collectively "Environmental Laws"). Except as set forth in SCHEDULE 4.3(y) hereto, Seller has not received notice of any violation of a type referred to in any portion of this Section 4.3.

          (z) HAZARDOUS MATERIALS. To the knowledge of Seller, here has been no storage, treatment, generation, discharge, transportation or disposal of industrial, toxic or hazardous substances or solid or hazardous waste at the Leasehold, in violation of any federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or pen-nit from any federal, state or local governmental authority. To the knowledge of Seller, there has been no spill, discharge, leak, emission, injection, escape, dumping, or release of any kind onto the Leasehold, or into the environment (including, without limitation, into air, water or ground water) surrounding the Leasehold or the environment surrounding the Leasehold, of any materials including, without limitation, industrial, toxic or hazardous substance or solid or hazardous waste, as defined under any Federal, state or local law, statute, rule or regulation other than those releases permissible under such law, statute, rule or regulation or allowable under applicable permits. SCHEDULE 4.(z) hereto, sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are subject to Federal, state or local laws, statutes, rules or regulations, and sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated with respect thereto.

          (aa) INTELLECTUAL PROPERTY. Every trademark or application therefor, service mark or application therefor, trade name or application therefor, copyright or application therefor, and patent or application therefor, used or owned by Seller and used in respect of Seller's Business is listed IN SCHEDULE 1.2(h) hereto and shown as owned or licensed, as the case may be. All of the foregoing are owned by or licensed to Seller and Seller's rights therein are included in the Purchased Assets. None of the matters covered by any of the foregoing infringes or has infringed any patent, invention, copyright, trademark, trade name, or other right owned by any third person (or any application for any of the foregoing). In respect of Seller's Business, none of the products or services sold, processes used, or business practices followed by Seller, infringes or has infringed any patent, invention, copyright, trademark, trade name or other right owned by any third person, or constitutes unfair competition. In respect of Seller's Business, Seller is not, and Purchaser after the Closing shall not, be obligated to pay royalties or other payments with respect to any of Seller's licenses (for trademarks or patents), products or processes. In respect of Seller's Business, all Seller's products and processes purportedly within the claims of patents are in fact within such claims.

          (ab) THE SOFTWARE. Except as set forth on SCHEDULE 4.3(ab) and for prepackaged software relating to the operation of the Equipment, all right, title and interest in and to the Software is owned by Seller, free and clear of all liens, claims, charges or encumbrances, is fully transferable to Purchaser, and no party other than Seller has any interest in the Software, including without limitation any security interest, license, contingent interest or otherwise. Seller's development, use, sale or exploitation of the Software does not violate any rights of any other person or entity, and Seller has not received any communication alleging such a violation. Seller does not have any obligation to compensate any person for the development, use, sale or exploitation of the Software, nor has Seller granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not. Notwithstanding the foregoing, with respect to the software developed by Jerry
S. McCall (the "McCall Software"), Seller clarified its ownership pursuant to that certain Intellectual Property Agreement dated August 7, 1996, and Purchaser accepts title to the McCall Software, as an assignee, pursuant and subject to the Intellectual Property Agreement.

          (ac) INSURANCE. The Assets are insured under various policies of general liability and other forms of insurance, all of which are described in
SCHEDULE 4.3(ac) , which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of Seller, and all premiums to date have been paid in full. Seller has not been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

          (ad) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND WARRANTIES. The copies of all documents furnished to Purchaser, or any of its representatives by or on behalf of Seller, Guarantors or Members or any of their respective representatives are true, complete and correct. No representation or warranty of Seller, Guarantors or Members contained in this Agreement or the Other Seller Agreements, and no statement contained in the Exhibits, the Schedules or the other documents delivered by or on behalf of Seller, Guarantors or their respective representatives pursuant to or in connection with this Agreement or the Other Seller Agreements or any of the transactions contemplated hereby or thereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

     4.4 REPRESENTATIONS AND WARRANTIES OF MEMBERS. To induce Purchaser to enter into this Agreement and to perform Purchaser's obligations hereunder and with FULL knowledge that Purchaser will rely thereon, and in addition to any other representations or warranties any Member may otherwise have made herein, Members, severally as to such Member, represent and warrant the truth, accuracy, and completeness of the following:

          (a) RESIDENCE. The principal residence (if a natural person) or principal place of business (if a corporation, partnership or other entity) address of such of the Members is set forth in Section 12.4 of this Agreement.

          (b) POWER AND AUTHORITY. Such Member has full legal right, power and authority to approve and authorize Seller's and such Member's undertakings, obligations, actions and deliveries as contemplated by this Agreement.

          (c) FAMILIARITY WITH PURCHASER. Such Member, prior to execution of this Agreement, became familiar with the material business and financial affairs of Purchaser and its subsidiaries (if any) and was given access to such information regarding such business and financial affairs as such Member has deemed necessary to enable such Member to make an informed investment decision with respect to the shares of Purchaser Common Stock to be issued in connection with this Agreement. In particular, such Member received the following documents and information and had sufficient time to review and consider such documents and information: Purchaser's most recently issued annual report to stockholders; Purchaser's proxy statement for the most recent annual meeting of its stockholders; Purchaser's Form 10-K most recently filed with the Commission; Purchaser's Form 10-Q's filed with the Commission for fiscal quarters ended after the fiscal year covered by the aforesaid Form 10-K; a statement by Purchaser describing Purchaser's Common Stock; a statement by Purchaser that there were no material changes in the affairs of Purchaser and its subsidiaries (if any) that were not disclosed in the aforesaid documents and statement; a statement by Purchaser that there are no undisclosed agreements, arrangements or understandings which benefit or relate to such Member in connection with the transactions contemplated hereby, and, with respect to a such Member who is not an "accredited investor" as defined in Rule 501 (a) of the Rules, copies of all material written information which was furnished to any Member who is an "accredited investor" or to his Purchaser Representative as defined in Rule 501(h) of the Rules.

          (d) COMPLIANCE WITH RULE 501. Such Member either (A) is an "accredited investor" (as defined in Rule 50 1 (a) of the Rules) or (B) has retained -a "purchaser representative" as defined in Rule 501 (h) of the Rules, has furnished to Purchaser all documentation establishing that the terms of Rule 501 (h) of the Rules have been satisfied by the Member and such purchaser representative, and has furnished to Purchaser all documentation requested by Purchaser in writing to establish that the Member, together with purchaser representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the shares of Purchaser Common Stock to be issued in connection with this Agreement.

          (e) RESTRICTION ON RESALE. Such Member is acquiring the shares of Purchaser Common Stock to be acquired pursuant to this Agreement for such member's account (and such Member will be the sole beneficial owner thereof) for the purpose of investment and not with a view to distribution thereof within the meaning of the 1933 Act and the Rules, or the laws of any state, with any present intention of distribution or selling such shares of Purchaser Common Stock, and such Member understands that such shares have not been registered under the 1933 Act or the laws of any state and therefore cannot be resold unless they are registered under the 1933 Act and the laws of any applicable state or unless an exemption from registration is available.

          (f) MEMBER REVIEW. Such Member has been afforded an opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information as such Member deemed necessary to verify the accuracy of documents and statements identified in subsection 4.4(c) above and copies of any exhibits identified in such documents.

          (g) LEGEND. Such Member has consented to the placing of the following or a substantially similar legend and the applicable state legend on the certificate for shares of Purchaser Common Stock to be issued to such Member in connection with this Agreement:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE SOLD, PLEDGED, ASSIGNED OR

     OTHERWISE TRANSFERRED ONLY IF A REGISTRATION STATEMENT DESCRIBING SUCH PROPOSED TRANSACTION IS IN EFFECT PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE SATISFACTORY TO THE ISSUER OF THESE SHARES AND ITS COUNSEL, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THAT ACT IS AVAILABLE.

          (h) STATE RESTRICTIONS. Members acknowledge that the applicable state securities laws may impose additional restrictions and an appropriate legend may be added for such purpose.

                                    ARTICLE V

                          CONDUCT PRIOR TO THE CLOSING

     5.1 GENERAL. Seller, Guarantors, Members and Purchaser shall each have the rights and obligations with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this Article V.

     5.2  Seller.  The following are the obligations of Seller, Guarantors and
Members:

          (a) ACCESS TO RECORDS. In respect to the Purchased Assets and Seller's Business, Seller and Seller's designated employees, officers, agents, representatives and accountants shall fully cooperate with Purchaser, and shall give to Purchaser's officers, employees, attorneys, consultants and accountants reasonable access during normal business hours to all of the properties, books, contracts, documents and records of Seller, excluding the minutes of Seller's meetings and negotiations with other prior prospective purchasers of the stock or assets of Seller, and shall furnish to Purchaser such information as Purchaser may at any time and from time to time reasonably request.

          (b) BUSINESS IN ORDINARY` COURSE. In respect of Seller's Business, Seller shall carry on its business as heretofore carried on and will not order, purchase or lease any products, Inventory, Equipment, or other items, or dispose of any of its assets or leased property, or hire or discharge any employee or officer or, without limitation by specific enumeration of the foregoing, enter into any other transaction, except in the usual and ordinary course of Seller's Business in accordance with Seller's past practices. Without limiting the generality of the foregoing, Seller will not in respect of Seller's Business:
(i) except as otherwise authorized in this Section 5.2(b), grant any increase in the compensation payable or to become payable by Seller to any of its directors, officers, employees or agents, other than normal merit and cost-of-living increases to employees in accordance with Seller's general prevailing practices existing prior to the date of this Agreement; or (ii) enter into or amend any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefits plan, trust agreement, or arrangement, or any employment, compensation or consulting agreement.

          (c) CERTAIN TRANSACTIONS. Neither Seller, Guarantors nor Members shall, without the prior written consent of Purchaser:

               (i) create or suffer to exist any liens or encumbrances with respect to any of the Purchased Assets which shall not be discharged at or prior to the Closing Date, other than liens for nondelinquent taxes;

               (ii) sell or transfer any of the Purchased Assets (including sales and transfers to Affiliates);

               (iii) make any material change in the conduct or nature of any aspect of Seller's Business, whether in the ordinary course of business or not or whether or not the change has or will have an adverse affect on the business activities or financial condition of Seller's Business;

               (iv) in respect of the Purchased Assets and/or Seller's Business, waive any material rights;

               (v) incur or commit to incur any individual capital expenditures for assets used in Seller's Business in excess of Ten Thousand Dollars ($10,000) or in the aggregate in excess of Fifty Thousand Dollars ($50,000) other than pursuant to the purchase by Seller of an enhancement to the Flint System which shall not exceed Thirty Thousand Dollars ($30,000);

               (vi) materially increase the compensation payable to any employee;

               (vii) hire any employee to work in Seller's Business who shall have an annual salary in excess of Twenty-Five Thousand Dollars ($25,000);

               (viii) without limitation by the enumeration of any of the foregoing, in respect of the Purchased Assets and/or Seller's Business, enter into any material transaction other than in the usual and ordinary course of business;

               (ix) pay any dividend or distributions, in cash or in kind, to its Members prior to the Closing Date; and

               (x) renew, extend, modify, amend, terminate or change any of the Employment Contracts.

          (d) EMPLOYEES. Seller shall use its best efforts, consistent with Seller's past practices and in the ordinary course of Seller's business, to retain Seller's Business intact, including keeping available the services of Seller's present employees, representatives and agents.

          (e) CONFIDENTIALITY. Except with respect to disclosures to legal and accounting professionals of Seller, Seller shall maintain as confidential the discussions between them and Purchaser, and the terms and conditions of this Agreement, and except as required by law will not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing without the prior written consent of Purchaser.

          (f) EXCLUSIVITY. Seller will negotiate the sale (directly or indirectly) of the Purchased Assets and/or Seller's Business with Purchaser only, and will not directly or indirectly enter into any discussion with or disclose any information in relation to Seller to any other person prior to August 3 1, 1996, with a view to the sale of the Purchased Assets, Seller's Business and/or stock of Seller.

          (g) CONSENTS. Seller shall obtain any consent and estoppel letters reasonably requested by Purchaser to or in connection with the assignment of, or alternate arrangements satisfactory to Purchaser with respect to, any Business Contract, Personalty Lease, license, agreement, or other instrument, permit, license or governmental agreement which is to be assigned to Purchaser hereunder and which may be required for such assignment to be effective, the failure to obtain any of which would have a material adverse effect on Purchaser's use or enjoyment of the Purchased Assets.

          (h) RELEASE OF LIENS. Seller shall obtain the release and termination of any and all liens, claims, charges, liabilities, encumbrances and security interests against any of the Purchased Assets, other than those related to any of the Assumed Liabilities.

     5.3 JOINT OBLIGATIONS. The following shall apply with equal force to Seller, Guarantors, Members and Purchaser:

          (a) NOTICE. Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty of the notifying party untrue or which might reasonably be expected to prevent the consummation of the transactions herein contemplated.

          (b) PERFORMANCE. No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of that party being untrue in any material respect as of the date hereof.

                                      ARTICLE VI

                                DELIVERIES AT CLOSING

    6.1 PURCHASER'S DELIVERIES TO SELLER, GUARANTORS AND MEMBERS. The Purchaser has delivered the following to Seller, Guarantors and Members as of the Closing Date:

         (a) PAYMENT OF PURCHASE Price. Purchaser has delivered the cash portion of the Purchase Price payable to Seller at the Closing.

         (b) SHARES. Purchaser has delivered to Seller copies of Purchaser's instructions to its Transfer Agent authorizing the issuance of the shares subject to compliance with applicable state securities laws.

         (c) LEASE AGREEMENT. Purchaser has accepted the assignment of the Lease Agreement in form and content substantially similar to EXHIBIT "A" attached hereto (the "Lease"), pursuant to which Purchaser shall assign the Leasehold to Purchaser.

         (d) ASSUMED LIABILITIES. Purchaser has entered into the Assignment and Assumption Agreement in form and content substantially similar to EXHIBIT "B" attached hereto (the "Assignment Agreement"), pursuant to which Purchaser shall assume the Assumed Liabilities.

         (e) PURCHASER'S CLOSING CERTIFICATE. Purchaser has executed a closing certificate, dated as of the Closing Date, in form and content substantially similar to EXHIBIT "C" attached hereto ("Purchaser's Closing Certificate"), pursuant to which: (i) Purchaser represents and warrants to Seller that Purchaser's representations and warranties to Seller are true and correct as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue); (ii) that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing have been so performed; and (iii) that all documents to be executed and delivered by Purchaser at or prior to the Closing have been executed by a duly authorized officer of Purchaser.

         (f) ABSENCE OF SUITS. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

    6.2 SELLER'S, GUARANTORS' AND MEMBERS' DELIVERIES TO PURCHASER. Sellers, Guarantors and Members or any of them, as the case may be, have delivered the following to Purchaser as of the Closing Date:

         (a) CONSENTS AND RELEASES. All of the consents and estoppel letters referred to in Section 5.2(g) and the release of all liens, claims, charges, liabilities, encumbrances and security interests against any of the Purchased Assets as referred to in Section 5.2(h) hereto shall have been obtained or, to the extent licenses, consents, approvals or permits held by Seller are not assignable, Purchaser has either obtained licenses and permits on substantially the same terms as such licenses, consents, approvals, and permits have been issued to Seller, or has obtained binding commitments from the applicable governmental or private authorities to issue such licenses, consents, approvals, and permits to Purchaser following the Closing.

         (b) ABSENCE OF SUITS. No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

         (c) LEASE. Seller has assigned its interest in the Lease to Purchaser.

         (d) CLOSING CERTIFICATE OF SELLER AND GUARANTORS. Seller and Guarantors have executed a closing certificate, dated the Closing Date, in form and content substantially similar to EXHIBIT "D" attached hereto ("Seller's Closing Certificate"), pursuant to which Seller and Guarantors, jointly and severally, represent and warrant to Purchaser that except as otherwise expressly provided for in this Agreement: (i) between June 30, 1996 and the Closing Date:
(aa) there shall have been no material adverse change in the Purchased Assets, the business operations or condition, financial or otherwise of Seller's Business; (bb) there shall have been no property damage, destruction or loss (whether or not covered by insurance) to any of the Purchased Assets or which adversely affects Seller's Business; (cc) no suit, action or proceeding shall have been instituted or threatened against Seller an adverse determination of which could reasonably be expected to have a material adverse effect on any of the Purchased Assets, business or financial condition of Seller's Business; (dd) no strike, work stoppage or labor slow-down shall have been instituted or threatened by any group of employees of Seller; and (ii) that: (aa) Seller's, Guarantors' and Members' representations and warranties to Purchaser are true and correct as of the Closing Date as if then originally made (or if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue); (bb) all covenants required by the terms hereof to be performed by Seller and Guarantors on or before the Closing Date have been so performed; and (cc) all documents to be executed and delivered by Seller, Guarantors or Members at or prior to the Closing have been executed by duly authorized officers of Seller, Guarantors or Members. Such certificate, if and when delivered, shall for all purposes of this Agreement constitute additional joint and several representations and warranties of Seller or Guarantors to the same extent as if made in this Agreement.

         (e) COVENANT NOT TO COMPETE. Seller and each of Margie F. Furlong, Patrick H. Furlong, K. Robert Draughon, Robert M. Martin, Edit Group, L.P., each limited partner of Edit Group, L.P., and Northside Acquisition Corporation has entered into a Non--

Competition Agreement with Purchaser in form and content substantially similar to EXHIBIT "E" attached hereto (the "Non-Competition Agreements").

         (f) BILL OF SALE. Seller has duly executed and delivered the Bill of Sale, attached hereto as EXHIBIT "F" pursuant to which Seller hereby sells and conveys the Purchased Assets to Purchase (the "Bill of Sale").

         (g) DISCLOSURE SCHEDULES. Purchaser has received from Seller the Seller Disclosure Schedules referred to in Section 4.3 hereof and all amendments and modifications thereto, and is reasonably satisfied with the nature and extent of the disclosures made therein and the representations and warranties of Seller as modified by the disclosures contained in the Seller Disclosure Schedules.

                                     ARTICLE VII

                                       CLOSING

    7.1 TIME AND PLACE OF CLOSING. The transactions contemplated by this Agreement is consummated (the "Closing") on August 13, 1996, or at such later date as the parties may mutually in writing agree (the "Closing Date"), at 10:00 a.m., prevailing business time, at the offices of Peterson Dillard Young Asselin & Powell, 230 Peachtree Street, N.E., Suite 11 00, Atlanta, Georgia 30303, or such other date, or at such other place, as shall mutually be agreed upon by Seller and Purchaser.

    7.2 FORM OF DOCUMENTS. At the Closing, the parties have delivered to the other the documents, and performed the other acts, which are set forth in this
Article VII.

    7.3 PURCHASER'S DELIVERIES. Subject to the fulfillment or written waiver of the conditions precedent set forth in Section 6.2, hereof, Purchaser has executed and/or delivered to Seller at the Closing all of the following:

         (a) FUNDS. The cash portion of the Purchase Price by certified check or wire transfer of immediately available funds.

         (b) PURCHASER COMMON STOCK. The stock portion of the Purchase Price as evidenced by instructions to Purchaser's Transfer Agent as set forth in
Section 6. 1 (b) of this Agreement.

         (c) ASSIGNMENT AND ASSUMPTION. The Assignment and Assumption Agreement executed by Purchaser in the form set forth in Exhibit "B".

         (d)  LEASE.  The assignment of the Lease executed by Purchaser.

         (e) CLOSING CERTIFICATE. Purchaser's Closing Certificate executed by Purchaser.

         (f) INCUMBENCY CERTIFICATES. An incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement, and any other document delivered hereunder, on behalf of Purchaser.

         (g) CORPORATE RESOLUTIONS. A certified copy of resolutions of Purchaser's board of directors authorizing the execution, delivery and performance of this Agreement, the Other Purchaser Agreements, and the transactions contemplated hereby and thereby.

         (h) OTHER DOCUMENTS. Without limitation by specific enumeration of the foregoing, all other documents reasonably required to consummate the transaction herein contemplated.

    7.4 SELLER'S DELIVERIES Subject to the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, Seller has delivered to Purchaser at the Closing physical possession of all tangible Purchased Assets, and has executed (where applicable in recordable form) and/or deliver to Purchaser all of the following:

         (a) CERTIFICATE OF EXISTENCE. Certificate of Existence of Seller, issued not earlier than ten (10) days prior to the Closing Date by the Secretary of State of the State of Georgia.

         (b) INCUMBENCY CERTIFICATE. An incumbency and specimen signature certificate with respect to the managers of Seller executing this Agreement, and any other document delivered hereunder, on behalf of Seller.

         (c) CORPORATE RESOLUTIONS. A certified copy of resolutions of Seller's managers authorizing the execution, delivery and performance of this Agreement and the Other Seller Agreements, and the transactions contemplated hereby and thereby.

         (d) BILL OF SALE. The Bill of Sale executed by Seller transferring, conveying and assigning all of the Purchased Assets to Purchaser, free and clear of any and all liens, claims, charges, liabilities, encumbrances, and security interests of every kind and nature, except only with respect to the Leasehold and except for the Assumed Liabilities.

         (e)  CLOSING CERTIFICATE.  Seller's Closing Certificate executed by
Seller.

         (f) CONSENTS. All necessary consents for the assignment of contracts, leases, purchase orders, sales orders, installation contracts, license agreements, permits and licenses which are to be assigned to Purchaser or permitted alternate arrangements with respect thereto.

         (g) RELEASE OF LIENS. Except with respect to the Leasehold, all releases and governmental filings necessary to release all liens, claims, charges, liabilities, encumbrances and security interests against any of the Purchased Assets, excluding those related to any of the Assumed Liabilities.

         (h) TAX GOOD STANDING CERTIFICATE. A receipt from the taxing authority of each state in which Seller does business, evidencing the filing of all tax reports and the payment in full by Seller of all sales and use taxes imposed by such States as of the date of the applicable tax good standing certificate.

         (i)  NON-COMPETITION AGREEMENTS.  The executed Non-Competition
Agreements.

         (j)  LEASE.  The lease assigned by seller.

         (k) OTHER DOCUMENTS. Without limitation by specific enumeration of the foregoing, all other documents reasonably required to consummate the transaction herein contemplated including, without limitation, all documents and instruments reasonably requested by Purchaser in order to assure itself that it receives good title to the Purchased Assets free and clear of all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, except for the Assumed Liabilities.

    7.5 EFFECTIVE DATE OF TRANSACTION. The parties hereto have agreed that only for the purpose of accounting for the purchase and sale of the Purchased Assets, the purchase and sale contemplated by this Agreement shall be deemed effective as of 12:01 a.m. on the Closing Date, (the "Effective Date"). Accordingly, all sales made by or for Seller in respect of the Seller's Business and all collections of the Accounts Receivable in respect of the Seller's Business from and after the Effective Date shall be for the account of and for the benefit of Purchaser. Similarly, all costs and expenses incurred by Seller with respect to the sales in respect of the Seller's Business and collections of the Accounts Receivable from and after the Effective Date shall be the responsibility of Purchaser. Purchaser and Seller agree to use good faith and reasonable best efforts to promptly effect the intent and purpose of this
Section 7.5.

                                     ARTICLE VIII

                               POST-CLOSING AGREEMENTS

    8.1 USE OF NAME. Consistent and in accordance with the terms and conditions of the License Agreement, from and after the Closing, Seller shall not itself, or permit any others to, use or otherwise have the benefit of the name "EditWorks" or any deceptively similar name for use in or in connection with Business of Purchaser.

    8.2 MAINTENANCE OF EXISTENCE. Seller shall retain its corporate existence and remain in good standing under the laws of the State of Georgia at least until August 13, 2000.

    8.3 INSPECTION OF RECORDS. Seller and Purchaser shall each make their respective books and records (including work papers in the possession of their respective accountants) available: (i) to permit Purchaser's accountants to conduct an audit of Seller for the fiscal years ended December 31, 1995 and 1994 and the interim period ended August 31, 1996, such that Purchaser's accountants can produce an audited balance sheet of Seller for the fiscal years ended thereon and a profit and loss statement for each of the twelve'(12) month periods ended December 31, 1995 and 1994, and the eight (8) month period ended August 31, 1996; and (ii) for inspection by Purchaser, or by its authorized representatives, for reasonable business purposes at all reasonable times during normal business hours, for a three (3) year period after the Closing Date, with respect to all transactions occurring prior to and relating to the Closing, the historical financial condition, results of operations and changes in financial position of Seller, or Seller's obligations which are assumed by Purchaser. Seller's records shall be made available at Seller's executive office. As used in this paragraph, the right of inspection includes the right to make extracts or copies.

    8.4 SELLER'S, GUARANTORS' AND MEMBERS' CONFIDENTIALITY. After the Closing, except to the extent required by law, neither Seller, any Guarantor, nor any Member shall communicate or divulge to, or use for the benefit of, any person, firm or corporation other than Purchaser, its agents and representatives, any trade secrets, methods, formulas, business and/or marketing plans, processes or any other proprietary information in respect of Seller's Business, whether or not any such information or material is included in the Purchased Assets.

    8.5 PURCHASER'S CONFIDENTIALITY. After the Closing, Purchaser shall not communicate or divulge to, or use for the benefit of, any person, firm or corporation other than Purchaser, its agents and representatives, any trade secrets, methods, formulas, business and/or marketing plans, processes or any other proprietary information in respect of Seller, except if it: (i) relates to Seller's Business; (ii) is included in the Purchased Assets; or (iii) is required by law.

    8.6 BACK-UP. Seller shall, at Purchaser's request, furnish complete detailed back-up material with respect to the Purchased Assets, the past financial statements of Seller and the Assumed Liabilities as are in Seller's possession or are reasonably available to Seller.

    8.7 ISSUANCE OF PURCHASER COMMON STOCK. Purchaser will complete the issuance of the Purchaser Common Stock to the Members (and if requested to the partners of Edit Group, L.P.) promptly after complying with applicable state securities laws and after receiving satisfactory evidence of the proceedings authorizing distribution to the Edit Group partners.

    8.8 THIRD-PARTY CLAIMS. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the

Closing. Date which are not subject to the indemnification provisions contained in Article IX, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

    8.9 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction herein provided.

    8.10 INJUNCTIVE RELIEF. Seller, Guarantors and Members specifically recognize that any breach of any of Sections 8.1 or 8.4 or the Non-Competition Agreements will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller, Guarantors and Members agree that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

    8.11 PAYMENTS RELATED TO ACCOUNTS RECEIVABLE. In the event Seller or any of Seller's affiliates shall, after the Closing, receive any instruments of payment of any of the Accounts Receivable acquired by Purchaser pursuant hereto, Seller shall immediately notify Purchaser of such payment and shall immediately thereafter deliver it to Purchaser, endorsed where necessary, without recourse, in favor of Purchaser.

                                      ARTICLE IX
                                   INDEMNIFICATION

    9.1  INDEMNIFICATION BY SELLER AND GUARANTORS,

         (a) GENERAL. Seller and Guarantors, jointly and severally, covenant and agree to defend, indemnify and hold Purchaser harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action which Purchaser may suffer or incur by reason of (i) the inaccuracy of any of the representations or warranties of Seller, Guarantors or Members or any of them contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement;
(ii) the failure to comply with, or the breach, or the default by Seller, Guarantors or Members or any of them of any of the covenants, warranties or agreements made by Seller, Guarantors or Members or any of them contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement. Purchaser shall be entitled to offset any amount due Seller or Guarantors hereunder.

         (b) EXCLUSION FROM INDEMNIFICATION. Seller shall have no obligation to defend, indemnify and hold Purchaser harmless pursuant to Section 9. 1 (b) hereof with respect to any liability that is an Assumed Liability expressly set forth in Section 2.1 hereof.

    9.2  INDEMNIFICATION BY PURCHASER.

         (a) GENERAL. Purchaser covenants and agrees to defend, indemnify and hold Seller harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense. or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action and or cause of action which Seller may suffer or incur by reason of. (i) the inaccuracy of any of the representations or warranties of Purchaser contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; or (ii) the failure to comply with, the breach or the default by Purchaser of any of the covenants, warranties or agreements made by Purchaser in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement. Seller or Guarantors shall be entitled to offset any amount due Purchaser hereunder.

         (b) EXCLUSION FROM INDEMNIFICATION. Purchaser shall have no obligation to defend, indemnify and hold Seller harmless with respect to any liability that is not specifically referred to in Section 9.2(a)hereof.

    9.3 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS. Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceeding with respect to which indemnity or offset may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within thirty (30) days), the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand or assessment shall be asserted, or suit, action or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, at its own expense, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement or compromise such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement of such action while the Indemnitor is diligently defending, conducting, settling or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

    9.4 INDEMNIFICATION NOT SOLE REMEDY . The rights of indemnification provided for in this Article IX are not intended to be nor shall they constitute or be deemed the sole or exclusive remedy of any party hereto for any breach of any representation and warranty, but shall be in addition to any such other remedies.

    9.5 CATCH BASKET. No party shall make a claim under this Article IX regarding indemnification or offset unless and until such parties' loss, liability,. damage or expense actually incurred exceeds either the sum of Ten Thousand Dollars ($ 1 0,000) for each occurrence or the sum of Fifty Thousand Dollars ($50,000) in the aggregate (collectively the "Catch Basket Amount"). In the event the Indemnitee's loss, liability, damage or expense exceeds Fifty Thousand Dollars ($50,000), the liability of the Indemnitor shall include all sums including the Catch Basket Amounts.

                                      ARTICLE X
                                     TERMINATION

    10.1 RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing: (i) by Seller, Guarantors or Members or both if the conditions precedent set forth in Section 6.1 are not satisfied or waived in writing by Seller, Guarantors or Members or both; or (ii) by Purchaser if the conditions precedent set forth in Section 6.2 are not satisfied or waived in writing by Purchaser.

    10.2 REMEDIES. No party shall be limited to the termination right granted in Section 1 0. I hereof by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

         (a) PROCEED TO CLOSE. Proceed to Closing despite the nonfulfillment of any condition precedent to its obligation to proceed to closing, it being understood that consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto.

         (b) DECLINE TO CLOSE. Decline to proceed to Closing, terminate this Agreement as provided in Section 10.1 hereof, and thereafter seek damages if, and to the extent permitted in Section 10.3 hereof If either party declines to proceed to Closing, then:

              (i) each party shall promptly return all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement to the party furnishing the same; and

              (ii) all information received by any party hereto with respect to the business of any other party hereto (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of such party to the detriment of the party furnishing such information, and each party shall use its best efforts to prevent the disclosure thereof to third persons except as may be required by law.

    10.3 RIGHT TO DAMAGES. If this Agreement is terminated neither party hereto shall have any liability or obligation to the other, provided, however, that each party shall remain liable for any breach of any of such party's representations and warranties set forth in Agreement, or any willful failure by such party to perform any of its obligations or agreements contained in this Agreement; in which case such party shall be liable for all of the other parties' out-of-pocket costs and expenses which were incurred in connection with the negotiations, due diligence reviews, and preparation of any letter of intent, this Agreement, and all of the other documents related to this transaction, and those costs and expenses which are incurred by the other party in pursuing such rights and remedies (including reasonable attorneys' fees).

                                      ARTICLE XI

                                PURCHASER COMMON STOCK

    11.1 PIGGYBACK REGISTRATION. If, at any time and from time to time during a period commencing on the date hereof and ending on the Second Anniversary of the Closing Date (the "Expiration Date"), Purchaser shall propose to register in a public offering any of its common stock (whether for Purchaser's account or for the account of other shareholders to be offered for cash pursuant thereto (other than any registration on Form S-4 or Form S-8 or any successor form), it shall give written notice ("Purchaser's Notice") to each holder of record of Purchaser Common Stock issued hereunder ("Registrable Securities") of its intention to file such registration statement (a "Registered Offering") at least fifteen (15) days prior to filing such registration statement with the Commission. If any such holder of record (other than Patrick H. Furlong) then owning Registrable Securities (a "Holder") desires to dispose of all or part of such Holder's Registrable Securities in connection with such Purchaser Registered Offering, it may request inclusion of all or part of such Holder's Registrable Securities by delivering to Purchaser, within twenty (20) days after receipt of Purchaser's Notice, written notice of such request (collectively, the "Holders' Notices" and individually a "Holder's Notice") stating the number of shares of Holder's Registrable Securities to be included. Purchaser shall use its best efforts to cause all shares of Registrable Securities specified in the Holder's Notice to be included in the registration statement for Purchaser's Registered Offering so as to permit the sale or other disposition by such Holder of such shares of Registrable Securities in Purchaser's Registered Offering, subject however, to the limitations set forth in Section 11.2 hereof.

    11.2 LIMITATIONS ON PIGGYBACK REGISTRATION. Patrick M. Furlong has no registration rights as to any shares of Purchaser Common Stock he receives hereunder. Further, Purchaser shall have the right to limit the aggregate size of the public offering to be made by Purchaser or the number of shares of Registrable Securities to be included therein pursuant to Section 11.1 by holders of Registrable Securities if requested in writing to do so in good faith by the managing underwriter of the offering on the grounds that such size offering or the inclusion of such shares would jeopardize the success of the offering. Whenever the number of shares of Registrable Securities which may be registered pursuant to Section 11.1 is limited by the provisions of this
Section 11.2, Purchaser shall include in such registration (i) first, the securities Purchaser proposes to sell, and (ii) second, the shares of Registrable Securities requested to be sold by the Holders and all other selling stockholders of Purchaser, pro rata among such Holders and such other selling stockholders in proportion to the aggregate number of shares of Purchaser which they proposed to be sold in such offering; provided, however, in the event of a registration requested by persons other than the Holders, Holders shall share in any costs and expenses associated therewith on a pro rata basis .

    11.3 REGISTRATION PROCEDURES. If and when Purchaser is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registrable Securities, Purchaser shall:

         (a) REGISTRATION STATEMENT. Prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective by the times and for the periods provided herein;

         (b) SUPPLEMENTS. Prepare and file with the Commission such supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current for the periods provided herein;

         (c) COPIES. Furnish to the Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holders may reasonably request to facilitate the public offering of the Registrable Securities;

         (d) BLUE SKY. Use its best efforts to register or qualify the shares covered by such registration statement under such other securities or Blue Sky or other applicable laws of such jurisdictions as the Holders shall reasonably request; provided, however, Purchaser shall not be obligated to qualify to do business in such jurisdiction or consent to general service of process in such jurisdiction;

         (e) NOTICE OF EFFECTIVENESS. Notify counsel for the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective under the 1933 Act or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) NOTICE OF AMENDMENT. Notify counsel for the Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) AMENDMENT. Prepare and file with the Commission, promptly upon the request of the Holders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for the Holders (and reasonably concurred in by counsel for Purchaser), is required under the 1933 Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (h) SUSPENSION. Advise counsel for the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement under the 1933 Act or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (i) COVENANTS. Not file any amendment or supplement to such registration statement or prospectus if, in the opinion of counsel for the Holders, such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having been furnished with a copy substantially in the form thereof at least two business days before the filing thereof, provided, however that if in the opinion of counsel of Purchaser the filing of such amendment or supplement is reasonably necessary to protect Purchaser from any liabilities under any applicable federal or state law and such filing will not violate applicable law, Purchaser may make such filings; and

         (j) LISTING. Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or over-the-counter market on which similar securities issued by Purchaser are then listed.

    11.4 EXPENSES OF REGISTRATION. Except as provided below, all expenses incurred by Purchaser in effecting any registration requested pursuant to
Section 11.1 hereof, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws (including, without limitation, fees and disbursements of underwriters counsel relating thereto), fees and disbursements of counsel for Purchaser, and expenses of any audits incidental to or required by any such registration ("Registration Expenses") shall be borne by Purchaser. However, Purchaser shall have no obligation to pay or otherwise bear (i) any underwriting discounts or brokerage fees or commissions relating to the sale of Registrable Securities by the Holders, or (ii) any Registration Expenses if the payment of such expenses by Purchaser is prohibited by the laws of the state in which such offering is qualified and only to the extent so prohibited, or (iii) any expenses of any compliance with Blue Sky laws which pertains only to an individual Holder, or
(iv) any fees and disbursements of counsel for the Holders.

                                     ARTICLE XII

                                    MISCELLANEOUS

    12.1 ASSIGNABILITY. Purchaser may assign all or part of its rights under this Agreement to any entity which is a wholly owned subsidiary of Purchaser, and which entity shall assume all of Purchaser's obligations hereunder with respect to the rights so assigned.

    12.2 FEES. The parties each represents and warrants to the other that the respective warrantor has not dealt with and is not aware of any dealings with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the other party for arranging these transactions or introducing the parties to each other except for Seller's financial advisor, Vintage Financial Corp which Seller shall pay from the Purchase Price. Except as otherwise specifically set forth in this Agreement or any of the other agreements executed in connection with this Agreement, the parties shall be responsible for their own fees and expenses incurred in connection with the negotiation, execution and consummation of this transaction, including without limitation legal and accounting fees and expenses.

    12.3 NO OBLIGATION TO HIRE. Other than pursuant to the Employment Contracts, nothing contained in this Agreement shall impose, or be deemed to impose, upon Purchaser any obligation to employ or retain any persons who are employed by Seller as of the Closing Date.

    12.4 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given and received when delivered in person, or two (2) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

If to Purchaser:             Salah M. Hassanein, President
                             The Todd-AO Corporation
                             514 Via De La Valle, Suite 300-A
                             Solana Beach, California 92075
                             FAX: 619/793-1154

                             Silas R. Cross, Vice President, Treasurer
                             The Todd-AO Corporation
                             900 North Seward Street
                             Hollywood, California 90038

with a copy to:              Thomas 0. Powell, Esquire
                             Peterson Dillard Young Asselin & Powell, LLP
                             230 Peachtree Street, N.W., Suite 1100
                             Atlanta, Georgia 30303
                             FAX: 404/522-6000

                             and

                             Dan Malstrom, Esquire
                             8 Viox Way
                             San Rafael, California 94901-2660
                             FAX: 415/457-4477

If to Seller:                Edit Acquisition, LLC
                             2110 Peachtree Center, Cain Tower
                             229 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                             Attention:  Roy M. Jones, Esquire
                             FAX: 404/658-9865

with a copy to:              Roy M. Jones, Esquire
                             Cushing Morris Armbruster & Jones
                             2110 Peachtree Center, Cain Tower
                             229 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                             FAX: 404/658-9865

If to Members:               EDIT GROUP, L.P.
                             Roy M. Jones, Esquire
                             Cushing Morris Armbruster & Jones
                             2110 Peachtree Center, Cain Tower
                             229 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                             FAX: 404/658-9865

                             --------------------------------------------------
                             Patrick H. Furlong

                             1300 Briarcliff Road, N.E.
                             Atlanta, Georgia 30306

                             --------------------------------------------------
                             Margie F. Furlong

                             59 11th Avenue Circle, N.W.
                             Hickory, North Carolina 28601

                             --------------------------------------------------
                             James Furlong V
                             c/o Pacific Ocean Post
                             730 Arizona Avenue
                             Santa Monica, California 90401


If to Guarantors:            --------------------------------------------------
                             K. Robert Draughon

                             3232 Ridgewood Road
                             Atlanta, Georgia 30327


                             --------------------------------------------------
                             Robert M. Martin

                             341 Cochran Drive
                             Atlanta, Georgia 30327

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 12.4.

    12.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each exhibit and schedule, shall be considered incorporated into this Agreement. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

    12.6 NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

    12.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

    12.8 SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

    12.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONTROLLED AS TO VALIDITY, ENFORCEMENT, INTERPRETATION CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE INTERNAL LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE IN THAT STATE.

    12.10 CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

    12.11 COMPLIANCE WITH BULK SALES LAWS. Purchaser, Seller, Guarantors and Members hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

57614-7 4571.99

Seller, Guarantors and Members, jointly and severally, shall indemnify Purchaser from and hold it harmless against any liabilities, damages, costs and expenses resulting from or arising out of (a) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement or (b) any action brought or levy made as a result thereof.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       PURCHASER:

                                       THE TODD-AO CORPORATION,
                                       a Delaware corporation


                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------


                                       SELLER:

                                       EDIT ACQUISITION LLC,
                                       a Georgia limited liability company


                                       By:
                                          -------------------------------------
                                       Title: K. Robert Draughon, Manager
                                             ----------------------------------

57614-7 4571.99

                                       MEMBERS:
ATTEST:                                EDIT GROUP, L.P.

                                       By:  Northside Acquisition Corp.
                                         Its:  Sole General Partner

By:                                    By:
   --------------------------------       -------------------------------------
    Its:                                    Robert M. Martin, President
        --------------------------

         (CORPORATE SEAL)


                                       ----------------------------------------
                                       Patrick H. Furlong


                                       ----------------------------------------
                                       Margie F. Furlong


                                       ----------------------------------------
                                       James Furlong V

                                       GUARANTORS:


                                       ----------------------------------------
                                       Margie F. Furlong


                                       ----------------------------------------
                                       Patrick H. Furlong


                                       ----------------------------------------
                                       K. Robert Draughon


                                       ----------------------------------------
                                       Robert M. Martin

                                       EXHIBITS

    Each of the exhibits to the Asset Purchase Agreement were executed and delivered by the parties thereto, and are not attached as Exhibits to the Asset Purchase Agreement.